FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2012

FRESNO, CALIFORNIA…April 18, 2012… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,713,000, and diluted earnings per common share of $0.17 for the quarter ended March 31, 2012, compared to $1,588,000 and $0.16 per diluted common share for the quarter ended March 31, 2011. Net income increased 7.87%, primarily driven by an increase in net interest income and a decrease in non-interest expense, partially offset by a higher provision for credit losses and decreases in non-interest income in 2012 compared to 2011. Non-performing assets decreased $2,039,000 or 14.13% to $12,395,000 at March 31, 2012, compared to $14,434,000 at December 31, 2011. Included in non-performing assets is $2,253,000 in OREO as of March 31, 2012 compared to none at December 31, 2011. Shareholders’ equity increased $3,250,000, or 3.02% during the three months ended March 31, 2012.
During the first quarter of 2012, the Company’s total assets decreased 1.69%, total liabilities decreased 2.37% and shareholders’ equity increased 3.02% compared to the balances at December 31, 2011. Return on average equity (ROE) for the quarter ended March 31, 2012 was 6.19%, compared to 6.41% for the quarter ended March 31, 2011. The decrease in ROE reflects an increase in capital from an increase in other comprehensive income and an increase in retained earnings which were greater than the increase in net income. Return on average assets (ROA) was 0.82% for both of the quarters ended March 31, 2012 and March 31, 2011.

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Central Valley Community Bancorp -- page 2

During the quarter ended March 31, 2012, the Company recorded a provision for credit losses of $400,000, compared to $100,000 for the quarter ended March 31, 2011. During the quarter ended March 31, 2012, the Company recorded $1,511,000 in net loan charge-offs, compared to $95,000 for the quarter ended March 31, 2011. The net charge-off ratio, which reflects net charge-offs to average loans, was 1.46% for the quarter ended March 31, 2012, compared to 0.09% for the same period in 2011. The Company also recorded OREO related expenses of $63,000 during 2012 compared to $9,000 for the quarter ended March 31, 2011.
At March 31, 2012, the allowance for credit losses stood at $10,285,000, compared to $11,396,000 at December 31, 2011, a net decrease of $1,111,000. The allowance for credit losses as a percentage of total loans was 2.52% at March 31, 2012, and 2.67% at December 31, 2011. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at March 31, 2012.
Total non-performing assets were $12,395,000, or 1.48% of total assets as of March 31, 2012 compared to $14,434,000 or 1.70% of total assets as of December 31, 2011. Total non-performing assets as of March 31, 2011 were $15,846,000 or 2.07% of total assets.
The following provides a reconciliation of the change in non-accrual loans for 2012.

(Dollars in thousands)	Balances December 31, 2011	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances March 31, 2012
Non-accrual loans:
Commercial and industrial	$267	$4	$(11)	$(155)	$—	$(81)	$24
Real estate	2,787	—	(6)	(2,175)	—	(381)	225
Equity loans and lines of credit	705	—	(125)	—	—	(76)	504
Consumer	74	—	(1)	—	—	—	73
Restructured loans (non-accruing):
Commercial and industrial	—	—	—	—	—	—	—
Real estate	2,129	—	(15)	(7)	—	(1,103)	1,004
Real estate construction and land development	6,823	—	(127)	—	—	—	6,696
Equity loans and lines of credit	1,649	—	(33)	—	—	—	1,616
Total non-accrual	$14,434	$4	$(318)	$(2,337)	$—	$(1,641)	$10,142

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Central Valley Community Bancorp -- page 3

The following provides a summary of the change in the OREO balance for the quarter ended March 31, 2012:

(Dollars in thousands)	Quarter Ended March 31, 2012
Balance, Beginning of period	$—
Additions	2,337
Dispositions	(82)
Write-downs	—
Net gain (loss) on disposition	(2)
Balance, End of period	$2,253

The Company’s net interest margin (fully tax equivalent basis) was 4.37% for the quarter ended March 31, 2012, compared to 4.67% for the quarter ended March 31, 2011. The decrease in net interest margin in the period-to-period comparison resulted primarily from a decrease in the yield on the Company’s investment portfolio partially offset by a decrease in the Company’s cost of funds. For the quarter ended March 31, 2012, the effective yield on total earning assets decreased 48 basis points to 4.66% compared to 5.14% for the quarter ended March 31, 2011, while the cost of total interest-bearing liabilities decreased 24 basis points to 0.43% compared to 0.67% for the quarter ended March 31, 2011. The amount of the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased 26.70% while the effective yield on average investment securities decreased to 3.07% for the quarter ended March 31, 2012, compared to 3.45% for the quarter ended March 31, 2011. The decrease in yield in the Company’s investment securities during 2012 resulted primarily from the purchase of lower yielding investment securities. Average loans, which generally yield higher rates than investment securities, decreased 3.18%, from $426,234,000 for the quarter ended March 31, 2011 to $412,680,000 for the quarter ended March 31, 2012. The effective yield on average loans decreased to 6.10% from 6.40% between March 31, 2011 and March 31, 2012. The cost of total deposits decreased 18 basis points to 0.27% for the quarter ended March 31, 2012, compared to 0.45% for the quarter ended March 31, 2011. Net interest income before the provision for credit losses for the quarter ended March 31, 2012 was $7,666,000, compared to $7,598,000 for the quarter ended March 31, 2011, an increase of $68,000 or 0.89%. Net interest income increased as a result of an increase in average earning assets combined with these yield changes, offset by an increase in interest-bearing liabilities.

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Central Valley Community Bancorp -- page 4

Total average assets for the quarter ended March 31, 2012 were $835,548,000 compared to $770,729,000, for the quarter ended March 31, 2011, an increase of $64,819,000 or 8.41%. Total average loans were $412,680,000 for 2012, compared to $426,234,000 for 2011, representing a decrease of $13,554,000 or 3.18%. Total average investments, including deposits in other banks and Federal funds sold, increased to $346,950,000 for the quarter ended March 31, 2012, from $273,827,000 for the quarter ended March 31, 2011, representing an increase of $73,123,000 or 26.70%. Total average deposits increased $55,067,000 or 8.48% to $704,519,000 for the quarter ended March 31, 2012, compared to $649,452,000 for the quarter ended March 31, 2011. Average interest-bearing deposits increased $22,524,000, or 4.73%, and average non-interest bearing demand deposits increased $32,543,000, or 18.81%, for the quarter ended March 31, 2012, compared to the quarter ended March 31, 2011. The Company’s ratio of average non-interest bearing deposits to total deposits was 29.18% for the quarter ended March 31, 2012, compared to 26.64% for the quarter ended March 31, 2011.
Non-interest income for the quarter ended March 31, 2012 was $1,658,000, compared to $1,748,000 for the quarter ended March 31, 2011. The $90,000 decrease resulted primarily from a decrease in gain on sale of other real estate owned of $547,000 during 2012, partially offset by a $363,000 increase in net realized gains on sales and calls of investment securities, a $71,000 increase in loan placement fees, and a $31,000 decrease in net impairment loss recognized in earnings.
Non-interest expense for the quarter ended March 31, 2012 decreased $235,000, or 3.29%, to $6,918,000 compared to $7,153,000 for the quarter ended March 31, 2011, primarily due to decreases in occupancy and equipment expenses of $53,000, advertising fees of $44,000, legal fees of $65,000, and regulatory assessments of $133,000, partially offset by increases in salaries and employee benefits of $51,000.
The Company recorded an income tax expense of $293,000 for the quarter ended March 31, 2012, compared to $505,000 for the quarter ended March 31, 2011. The effective tax rate for 2012 was 14.61% compared to 24.13% for the quarter ended March 31, 2011.
“The first quarter of 2012 shows consistency in earnings with recent quarters and continued improvement in asset quality.  One large credit with a large specific reserve was moved from non-accrual status to OREO and has since been sold and is in escrow,” stated Daniel J. Doyle, President and

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Central Valley Community Bancorp -- page 5

CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“This first quarter of the year is also consistent with our historical trends of loan and deposit reductions compared to the fourth quarter due to the cash flow cycle of agricultural customers and payment of taxes. While there are some signs of modest economic improvement in our markets, interest income is still negatively impacted due to weak loan demand and aggressive pricing and terms by large financial institutions in term lending products.  Combined with low yields on securities, and despite our low cost of funds and deposit growth, we continue to see net interest margin constraints on growth which impacts our normal levels of net income,” concluded Doyle.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Merced, Sacramento, Stockton, Tracy, and Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 6

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share and per share amounts)	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$20,496	$19,409
Interest-earning deposits in other banks	30,929	24,467
Federal funds sold	475	928
Total cash and cash equivalents	51,900	44,804
Available-for-sale investment securities (Amortized cost of $314,497 at March 31, 2012 and $321,405 at December 31, 2011)	323,748	328,413
Loans, less allowance for credit losses of $10,285 at March 31, 2012 and $11,396 at December 31, 2011	398,063	415,999
Bank premises and equipment, net	6,272	5,872
Other real estate owned	2,253	—
Bank owned life insurance	11,897	11,655
Federal Home Loan Bank stock	2,893	2,893
Goodwill	23,577	23,577
Core deposit intangibles	733	783
Accrued interest receivable and other assets	13,348	15,027
Total assets	$834,684	$849,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$205,825	$208,025
Interest bearing	497,571	504,961
Total deposits	703,396	712,986
Short-term borrowings	4,000	—
Long-term debt	—	4,000
Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	11,401	19,400
Total liabilities	723,952	741,541
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, Series C, issued and outstanding: 7,000 shares at March 31, 2012 and December 31, 2011	7,000	7,000
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 9,591,316 at March 31, 2012 and 9,547,816 at December 31, 2011	40,857	40,552
Retained earnings	57,431	55,806
Accumulated other comprehensive income, net of tax	5,444	4,124
Total shareholders’ equity	110,732	107,482
Total liabilities and shareholders’ equity	$834,684	$849,023

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Central Valley Community Bancorp -- page 7

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31,
(In thousands, except share and earnings per share amounts)	2012	2011
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$6,084	$6,462
Interest on deposits in other banks	18	50
Interest on Federal funds sold	—	1
Interest and dividends on investment securities:
Taxable	1,073	1,097
Exempt from Federal income taxes	1,037	800
Total interest income	8,212	8,410
INTEREST EXPENSE:
Interest on deposits	481	717
Interest on junior subordinated deferrable interest debentures	29	25
Other	36	70
Total interest expense	546	812
Net interest income before provision for credit losses	7,666	7,598
PROVISION FOR CREDIT LOSSES	400	100
Net interest income after provision for credit losses	7,266	7,498
NON-INTEREST INCOME:
Service charges	689	699
Appreciation in cash surrender value of bank owned life insurance	94	97
Loan placement fees	128	57
Gain (loss) on disposal of other real estate owned	(2)	545
Net realized gains (losses) on sales and calls of investment securities	347	(16)
Other-than-temporary impairment loss:
Total impairment loss	—	(31)
Loss recognized in other comprehensive income	—	—
Net impairment loss recognized in earnings	—	(31)
Federal Home Loan Bank dividends	4	2
Other income	398	395
Total non-interest income	1,658	1,748
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,129	4,078
Occupancy and equipment	881	934
Regulatory assessments	156	289
Data processing expense	294	276
Advertising	140	184
Audit and accounting fees	128	112
Legal fees	28	93
Other real estate owned	63	9
Amortization of core deposit intangibles	50	104
Other expense	1,049	1,074
Total non-interest expenses	6,918	7,153
Income before provision for income taxes	2,006	2,093
PROVISION FOR INCOME TAXES	293	505
Net income	$1,713	$1,588
Net income	$1,713	$1,588
Preferred stock dividends and accretion	88	99
Net income available to common shareholders	$1,625	$1,489
Net income per common share:
Basic earnings per common share	$0.17	$0.16
Weighted average common shares used in basic computation	9,570,297	9,475,444
Diluted earnings per common share	$0.17	$0.16
Weighted average common shares used in diluted computation	9,577,432	9,503,313

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Central Valley Community Bancorp -- page 8

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2012	2011	2011	2011	2011
(In thousands, except share and per share amounts)
Net interest income	$7,666	$8,016	$7,949	$7,794	$7,598
Provision for credit losses	400	300	400	250	100
Net interest income after provision for credit losses	7,266	7,716	7,549	7,544	7,498
Total non-interest income	1,658	1,336	1,595	1,597	1,748
Total non-interest expense	6,918	6,803	7,222	7,067	7,153
Provision for income taxes	293	541	514	301	505
Net income	$1,713	$1,708	$1,408	$1,773	$1,588
Net income available to common shareholders	$1,625	$1,622	$1,206	$1,674	$1,489
Basic earnings per common share	$0.17	$0.17	$0.13	$0.18	$0.16
Weighted average common shares used in basic computation	9,570,297	9,547,816	9,547,816	9,516,110	9,475,444
Diluted earnings per common share	$0.17	$0.17	$0.13	$0.18	$0.16
Weighted average common shares used in diluted computation	9,577,432	9,552,043	9,557,609	9,540,615	9,503,313

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2012	2011	2011	2011	2011
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	2.52%	2.67%	2.59%	2.53%	2.61%
Nonperforming assets to total assets	1.48%	1.70%	2.04%	1.89%	2.07%
Total nonperforming assets	$12,395	$14,434	$17,064	$14,959	$15,846
Net loan charge offs (recoveries)	$1,511	$(66)	$404	$235	$95
Net charge offs (recoveries) to average loans (annualized)	1.46%	(0.06)%	0.37%	0.22%	0.09%
Book value per share	$10.82	$10.52	$10.41	$10.15	$9.76
Tangible book value per share	$8.28	7.97	$7.84	$7.58	$7.16
Tangible common equity	$79,422	$76,122	$74,883	$72,389	$67,748
Interest and dividends on investment securities exempt from Federal income taxes	$1,037	$942	$892	$830	$800
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.37%	4.50%	4.66%	4.71%	4.67%
Return on average assets (2)	0.82%	0.81%	0.70%	0.91%	0.82%
Return on average equity (2)	6.19%	6.41%	5.34%	6.92%	6.41%
Tier 1 leverage - Bancorp	10.33%	10.13%	10.19%	10.22%	9.87%
Tier 1 leverage - Bank	10.21%	10.01%	10.07%	10.04%	9.67%
Tier 1 risk-based capital - Bancorp	16.97%	16.20%	15.95%	15.26%	14.81%
Tier 1 risk-based capital - Bank	16.78%	16.02%	15.76%	14.99%	14.51%
Total risk-based capital - Bancorp	18.25%	17.49%	17.25%	16.53%	16.08%
Total risk based capital - Bank	18.06%	17.31%	17.05%	16.26%	15.78%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 9

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended March 31,
(Dollars in thousands)	2012	2011
Federal funds sold	$529	$758
Interest-bearing deposits in other banks	29,059	76,618
Investments	317,362	196,451
Loans (1)	401,132	409,353
Federal Home Loan Bank stock	2,893	3,050
Earning assets	750,975	686,230
Allowance for credit losses	(10,977)	(11,007)
Non-accrual loans	11,548	16,881
Other real estate owned	871	620
Other non-earning assets	83,131	78,005
Total assets	$835,548	$770,729

Interest bearing deposits	$498,971	$476,447
Other borrowings	9,155	13,655
Total interest-bearing liabilities	508,126	490,102
Non-interest bearing demand deposits	205,548	173,005
Non-interest bearing liabilities	11,199	8,504
Total liabilities	724,873	671,611
Total equity	110,675	99,118
Total liabilities and equity	$835,548	$770,729

AVERAGE RATES
Federal funds sold	—%	0.30%
Interest-earning deposits in other banks	0.25%	0.26%
Investments	3.33%	4.70%
Loans	6.10%	6.40%
Earning assets	4.66%	5.14%
Interest-bearing deposits	0.39%	0.61%
Other borrowings	2.86%	2.82%
Total interest-bearing liabilities	0.43%	0.67%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.37%	4.67%

(1)	Average loans do not include non-accrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relation to income earned on municipal bonds totaling $534 and $412 for the quarters ended March 31, 2012 and 2011, respectively.

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